SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 18, 2008

Driftwood Ventures, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-124829	71-1033391
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

2121 Avenue of the Stars, Suite 2550
Los Angeles, CA 90067

(Address of principal executive
offices including zip code)

(310) 601-2500

(Registrant’s telephone number,
including area code)

N.A.
(Former name or former address, if changed since last report)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 18, 2007, Driftwood Ventures, Inc. (the “Company” or the “Registrant”) executed a second amendment to the loan agreement with Trinad Capital Master Fund, Ltd. (“Trinad”) whereby Trinad agreed to amend that certain letter agreement dated October 24, 2007, as subsequently amended on November 21, 2007 (the “Loan Agreement”), to (i) increase the principal amount of the loan (the “Loan”) from $250,000 to up to $500,000 and (ii) increase the entire outstanding principal amount of the Loan and any accrued interest thereon, which shall be due and payable by the Company upon, and not prior to, a Next Financing (as defined in the Loan Agreement), to an amount of not less than $750,000. Except as amended, all of the terms and conditions of the Loan Agreement are ratified and confirmed, and remain in full force and effect.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein and made a part hereof.

Item 4.01	Changes In Registrant’s Certifying Accountant.

On April 18, 2008, we dismissed our independent accountant, Rothstein Kass & Company, P.C. (“Rothstein Kass”) which had been serving as our principal accountant up to such date and appointed the firm Raich Ende Malter & Co. LLP (“Raich Ende”) as our new independent accountant. The decision to change accountants was approved by our Board of Directors.

Other than as described herein, no reports issued by Rothstein Kass, during the time that it has served as our principal accountant, from October 29, 2007 to April 18, 2008, contained an adverse opinion or disclaimer of opinion, nor were any reports issued by Rothstein Kass qualified or modified as to uncertainty, audit scope, or accounting principles. During the time that Rothstein Kass has served as our principal accountant, there were no disagreements with Rothstein Kass on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Rothstein Kass, would have caused Rothstein Kass to make references to the subject matter of such disagreements in connection with its reports on the Company’s financial statements during such periods. Rothstein Kass issued a going concern opinion in connection with its audit of the fiscal year ended December 31, 2007, stating that because the Company had accumulated a deficit, had a working capital deficiency, and further losses were anticipated in the development of the Company’s business, in Rothstein Kass’ judgment, there was substantial doubt about the Company’s ability to continue as a going concern. Rothstein Kass has furnished to Driftwood a letter addressed to the Securities and Exchange Commission (“SEC”) stating that it agrees with the above statements made by Driftwood. A copy of that letter, dated April 21, 2008, is filed as Exhibit 16.01 to this Current Report on Form 8-K. By filing the letter as an exhibit as required by the SEC regulations, Driftwood is not necessarily indicating its agreement with the statements contained therein.

Effective April 18, 2008, the Board approved the engagement of Raich Ende as the Company’s new independent registered public accounting firm, to provide audit services for the Company.

During the Company’s fiscal years ended December 31, 2007 and December 31, 2006, and through April 18, 2008, 2008, the Company did not consult with Raich Ende regarding the application of accounting principles to a specific transaction, or type of audit opinion that might be rendered on our financial statements and no written or oral advise was provided by Raich Ende that was a factor considered by us in reaching a decision as to accounting, auditing or financial reporting issues, and the Company did not consult with Raich Ende on or regarding any of the matters set forth in Item 304(a)(2)(i) and (ii) of Regulation S-B.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT NUMBER	DESCRIPTION

10.1	Amendment 2 to Loan Agreement with Trinad Capital Master Fund, Ltd., dated April 18, 2008.

16.01	Letter regarding change in certifying accountant dated April 21, 2008 from Rothstein Kass & Company, P.C.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Driftwood Ventures, Inc.
(Registrant)

Dated: April 18, 2008	By:	/s/ Charles Bentz
Charles Bentz
Chief Financial Officer